UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7000 West William Cannon, Building One

Austin, TX 78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Shareholders held on May 24, 2012, shareholders voted on three proposals and cast their votes as follows:

1.              Election of Directors:

		Votes	Broker
Name	Votes For	Withheld	Non-Votes
Christian P. Ahrens	27,802,402	234,445	3,450,945
Gregory A. Belinfanti	27,918,773	118,074	3,450,945
Barbara D. Boyan, Ph.D.	27,802,005	234,842	3,450,945
David Fitzgerald	27,407,905	628,942	3,450,945
James G. Foster	27,918,333	118,514	3,450,945
Terrence E. Geremski	27,919,213	117,634	3,450,945
Tord B. Lendau	27,386,675	650,172	3,450,945
Peter L. Wilson	27,270,492	766,355	3,450,945

2.              Advisory vote on the Company’s executive compensation:

	Votes		Broker Non-
Votes For	Against	Abstentions	Votes
26,993,277	422,706	620,864	3,450,945

3.              Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012:

	Votes
Votes For	Against	Abstentions
30,899,557	573,844	14,391

Item 7.01 — Regulation FD Disclosure

On May 25, 2012, Jean Woloszko, our Chief Technology Officer and Senior Vice President of Research and Development, entered into a new prearranged trading plan to sell 97,535 shares of ArthroCare common stock in one or more open market transactions between June 30, 2012 and May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: May 29, 2012

	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer